Exhibit 10.7

English translation of the executed copy

Agreement Regarding Transfer of Equity Interest In

Shenyang Sunshine Pharmaceutical Co., Ltd.

By and Between

Montgomery Biomedicine Lab Inc.

and

Collected Mind Limited

Equity Interest Transfer Agreement

This Agreement is entered into on 18 July 2006 in Shenyang by and between:

Transferor: Montgomery Biomedicine Lab Inc.

Legal Address: 15200 Shady Grove Road, Suite 350, Gaithersburg, MD20850

Legal Representative: Victor Li

And

Transferee: Collected Mind Limited

Legal Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Authorized Representative: Lou Dan

WHEREAS:

1.	The Transferor is a company incorporated and validly existing pursuant to the laws of the USA, and legally holds a 17.89% equity interest (hereinafter referred to as the “Subject Equity Interest”) in Shenyang Sunshine Pharmaceutical Co., Ltd. (hereinafter referred to as “Sunshine Pharmaceutical”);

2.	The Transferee is a company duly incorporated and validly existing pursuant to the laws of British Virgin Islands. It is validly qualified to be transferred of the equity interest in Sunshine Pharmaceutical pursuant to relevant laws;

3.	Sunshine Pharmaceutical is a Sino-foreign equity joint venture duly incorporated in Shenyang and validly existing pursuant to the laws of China. Its principal business is to research, develop, manufacture and sell biologically-engineered products and biochemical pharmaceuticals. It has a registered capital of Renminbi 62,974,046 which has already been fully contributed. Its existing shareholders are Chinese investors Shenyang Keweier Hi-Tech Co., Ltd. (hereinafter referred to as “Keweier”), China Traffic Supplies Northeast Co., Ltd. (hereinafter referred to as “Traffic Supplies”), Zhang Lisha as well as foreign investors the Transferor, Lans Holdings Ltd. (hereinafter referred to as “Lans Holdings”) and Starry Investment Ltd. (hereinafter referred to as “Starry Investment”) among which Keweier holds a 50.88% equity interest in Sunshine Pharmaceutical; Traffic Supplies, 6.67%; Zhang Lisha, 8.23%; the Transferor, 17.89%; Lans Holdings, 13.01% and Starry Investment, 3.33%.

4.	The Transferor desires to sell, and the Transferee desires to purchase, the Subject Equity Interest under the terms and conditions hereof.

NOW THEREFORE, the Transferor and the Transferee agree as follows:

Article 1: Equity Interest Transfer

1.	The Transferor hereby agrees to transfer the Subject Equity Interest to the Transferee pursuant to the stipulations hereof.

2.	The Transferee shall be transferred of the Subject Equity Interest pursuant to the stipulations hereof.

3.	As of the later of the date on which this Agreement becomes effective and the date on which Sunshine Pharmaceutical completes its registration with relevant government administration offices industry and commerce for the transfer of the Subject Equity Interest, the Transferee shall immediately become the legal owner of the Subject Equity Interest and be entitled to and assume all the rights and obligations in relation to the Subject Equity Interest. The Transferor shall no longer be entitled to any rights in relation to the Subject Equity Interest or assume any obligations or liabilities in relation to the Subject Equity Interest, unless otherwise provided herein. The Transferor shall be obliged to assist the Transferee and Sunshine Pharmaceutical in completing all necessary legal procedures in relation to the transfer of the Subject Equity Interest.

Article 2: Purchase Price and Payment

1.	As agreed by the Transferor and the Transferee upon negotiations, the consideration payable by the Transferee for the Subject Equity Interest shall be US$1;

2.	It is agreed that the Transferee shall pay the purchase price within ten days from the date on which the Transferee is registered as a shareholder of Sunshine Pharmaceutical with the industrial and commercial authority;

3.	Taxes payable in connection with this equity interest transfer shall be paid by both parties as required by relevant laws and regulations.

Article 3: Binding Effect

This Agreement shall be binding upon the Parties at the time this Agreement is signed by the authorized representatives of both parties and approved by the competent foreign trade and economic cooperation authority.

Article 4: Representations and Warranties of Transferor

The Transferor hereby represents and warrants to the Transferee that:

1.	The Transferor is a corporate legal person duly established and validly existing pursuant to the laws of British Virgin Islands, and has the corporate power and authority to execute and perform this Agreement; and this Agreement once executed is legal, valid and binding upon the Transferor.

2.	The Transferor is the owner of, and has legal and equitable title to the Subject Equity Interest, free and clear of any pledge or any other security interest or any claims by any third party. The Transferor has the right to execute this Agreement and dispose of the entire Subject Equity Interest or any parts thereof. Such equity interest or any interest in relation thereto is not subject to any preferential right or other similar rights. Upon completion of the equity interest transfer contemplated hereunder, the Transferee will be entitled to all the rights entitled to an owner of the Subject Equity Interest pursuant to laws, and may transfer or dispose of such equity interest pursuant to laws, and such equity interest is free from any liens, charges claims, encumbrances, rights of others and restrictions on transfer under the incorporation documents of Sunshine Pharmaceutical or stipulations of the laws of China.

3.	The execution, delivery and performance of this Agreement by the Transferor is neither in breach of any laws, administrative regulations, articles of association or other organizational documents of the Transferor , nor in breach of any contracts, rules and regulations, court judgment or arbitration award which are binding upon the Transferor or its property.

4.	Sunshine Pharmaceutical has obtained all approvals, consents, authorizations and licenses necessary for its establishment and business operation. All such approvals, consents, authorizations and licenses are valid and binding. To the knowledge of the Transferor, no event has ever occurred in connection with its business operation that affects the interest of the Transferee or is in breach of the laws and regulations of China.

5.	No such fact that regarding Sunshine Pharmaceutical and that might change the original intent for the execution of this Agreement or any clauses hereof has not yet been disclosed.

6.	Such representations, warranties and undertakings shall still remain in force and effect upon the completion of the transfer of the Subject Equity Interest to the Transferee,.

Article 5: Representations and Warranties of Transferee

The Transferee hereby represents and warrants to the Transferor that:

1.	The Transferee is a limited company duly established and validly existing pursuant to the laws of British Virgin Islands, and possesses all the rights, authorities and capabilities necessary for entering into and performing all the obligations and liabilities hereunder; and once executed the Agreement is legally and validly binding upon the Transferee.

2.	The execution, delivery and performance of this Agreement by the Transferee is neither in breach of any laws, administrative regulations, articles of association or other organizational documents of the Transferee nor in breach of any contracts, rules and regulations, court judgment or arbitration award, which are binding upon the Transferee or its property.

3.	Such representations, warranties and undertakings shall still remain in force and effect after completion of the transfer of the Subject Equity. .

Article 6: Confidentiality

Unless required by the relevant laws and regulations of China or relevant competent government departments, none of the parties may, prior to completion of the transaction contemplated herein, disclose any particular of this Agreement to any third party that is not involved in such transaction without the consent of the other party.

Article 7: Matters not Covered by this Agreement

The Transferor and the Transferee hereby agree that upon signing of this Agreement, they may further negotiate any matters that is not covered hereof and may reach a supplemental agreement thereon. Such supplemental agreement shall constitute an inseparable integral part of this Agreement.

Article 8: Liability for Breach of Contract

Either party is in breach of contract if it violates any of its representations, warranties or undertakings herein or any clauses hereof. The default party shall indemnify the non-default party in whole and in full.

Article 9: Dispute Resolution

The parties to the Agreement shall resolve any disputes arising from the performance of this Agreement and in connection therewith through friendly negotiations, failing which either party shall have the right to institute legal proceedings before a Chinese court with jurisdiction.

Article 10: Governing Law

This Agreement is entered into under, and shall be governed, construed and controlled by the laws of China.

Article 11: Rights under the Agreement

None of the parties may transfer its rights entitled hereunder without the written consent of the other party. This Agreement shall be binding upon their respective successors and assigns of the Parties.

Article 12: Counterparts

This Agreement is written in Chinese. The original copy is prepared in quadruplicate, with one copy held by the Transferor and one by the Transferee respectively, one copy retained by Sunshine Pharmaceutical and one copy submitted to the approval authorities, each of which shall be deemed original, and all of which shall constitute one and the same instrument.

IN WITNESS HEREOF, the Transferor and the Transferee have caused their respective authorized representatives to sign this Agreement as of the date and at the place first written above.

Transferor: Montgomery Biomedicine Lab Inc.

/s/:Lou Jing( Authorized Representative)

Transferee: Collected Mind Limited

For and on behalf of
COLLECTED MIND LIMITED

/s/:Lou Dan ( Authorized Representative)
Authorized Signature(s)